Exhibit 99.1

Vislink Announces Delisting from Nasdaq and Potential SEC Deregistration

Mt. Olive, NJ, January 31, 2025 — Vislink Technologies, Inc. (Nasdaq: VISL) (“Vislink” or the “Company”), a global technology leader in the capture, delivery, and management of high-quality, live video and associated data in the media and entertainment, public safety, and defense markets, today announced that it has provided notification to The Nasdaq Stock Market, LLC (“Nasdaq”) of its intent to voluntarily delist the Company’s common stock, par value $0.00001 per share (the “Common Stock”), from the Nasdaq Capital Market. Vislink expects to file a Form 25 (Notification of Removal from Listing) with the Securities and Exchange Commission (the “SEC”) and Nasdaq relating to the delisting of its Common Stock on or about February 10, 2025. The removal of the Common Stock from Nasdaq will be effective 10 days after the filing of the Form 25.

The withdrawal of the Common Stock from listing and registration is being undertaken following a determination by the Company’s Board of Directors (the “Board”) that such delisting and deregistration is in the best interest of the Company and the holders of its Common Stock. The Board’s decision was based on a careful review of numerous factors, including but not limited to, the lack of an active trading market for the Company’s securities, the required resources and expenses relating to continued Securities Exchange Act of 1934 and Nasdaq disclosure and reporting requirements and related regulatory burdens which have resulted and would continue to result in significant operating expense and attention of the Company’s management team.

Following the delisting, the Company expects that the Common Stock will be quoted for trading on a market operated by the OTC Markets Group Inc. (the “OTC”) so that a trading market may continue to exist for such securities. There is no guarantee, however, that a broker will continue to make or maintain a market in the Common Stock.

“We believe delisting will help us realize significant savings in both time and resources that will allow us to better focus our energies on developing new products and customers that will deliver greater shareholder value in the long term,” said Mickey Miller, CEO of Vislink.

About Vislink

Vislink Technologies is a global technology leader in capturing, delivering, and managing high-quality live video and associated data. With a renowned heritage in video communications encompassing over 50 years, Vislink has revolutionized live video communications by delivering the highest-quality video from the scene, even in the most challenging transmission conditions, enabling broadcasters, defense, and public safety agencies to capture and share live video seamlessly and securely. Vislink provides live streaming solutions using RF, bonded cellular, 5G, and AI-driven technologies. Vislink’s shares of common stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements. The words “expect,” “intend,” “continue,” “potential,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include, but are not limited to, statements concerning the Company’s plans with respect to the delisting and deregistration of its Common Stock; the perceived benefits and timing of the delisting and deregistration; the Company’s expectations regarding and its ability to realize the value of its intellectual property assets; and the trading of the Common Stock. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the risk that the delisting and deregistration process will take longer than expected and that the benefits of such actions may not be realized; the impact of changing laws and regulations and those risks and uncertainties described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on April 3, 2024, and its subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers should not rely upon this information as current or accurate after its publication date.

Media Contact:

Adrian Lambert

Adrian.lambert@vislink.com

Investor Relations:

investors@vislink.com